Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3

TO

CREDIT AGREEMENT

This Amendment No. 3, dated as of March 18, 2014 (this “Amendment”) is entered into among SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Borrower”); SPIRIT AEROSYSTEMS HOLDINGS, INC., a Delaware corporation (the “Parent Guarantor”); each of the other Guarantors party hereto; BANK OF AMERICA, N.A., as Administrative Agent, and the Lenders party hereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent Guarantor and the other Guarantors identified therein, the Lenders and Bank of America, N.A., as Administrative Agent are parties to that certain Credit Agreement dated as of April 18, 2012 (as amended, modified, extended, restated or otherwise supplemented from time to time, including without limitation pursuant to that certain Amendment No. 1 dated as of October 26, 2012 and that certain Amendment No. 2 dated as of August 2, 2013, the “Credit Agreement”);

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, and the Lenders (by action of the Requisite Lenders) have agreed to such amendments subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

Section 1. Amendments

1.1                               The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Amendment No. 3 Effective Date” means March 18, 2014.

1.2                               The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“Applicable Rate” means (a) with respect to the Add-On Term Loan, the percentage(s) per annum set forth in the Add-On Term Loan Lender Joinder Agreement, (b) with respect to any Term B Loan, (i) 2.50%, with respect to Eurodollar Rate Loans and (ii) 1.50%, with respect to Base Rate Loans and (c) with respect to Revolving Loans, Swing Line Loans, Letters of Credit and the Commitment Fee, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.01(b) or (c):

Pricing Tier	Total Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurodollar Rate Loans	Base Rate Loans
1	> 3.0:1.0	0.45%	2.50%	2.50%	1.50%
2	< 3.0:1.0 but > 2.25:1.0	0.375%	2.25%	2.25%	1.25%
3	< 2.25:1.0 but > 1.75:1.0	0.30%	2.00%	2.00%	1.00%
4	< 1.75:1.0	0.25%	1.75%	1.75%	0.75%

; provided that, notwithstanding anything to the contrary in the foregoing, at all times during the Suspension Period, the “Applicable Rate” with respect to Revolving Loans, Swing Line Loans, Letters of Credit and the Commitment Fee shall be the percentage per annum set forth in Pricing Tier 1.  Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.01(b) or (c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Requisite Revolving Lenders, Pricing Tier 1 shall apply with respect to Revolving Loans, Swing Line Loans, Letters of Credit and the Commitment Fee as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.01(b) or (c) whereupon the Applicable Rate shall be adjusted based upon the calculation of the Total Leverage Ratio contained in such Compliance Certificate.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

1.3                               The definition of “Indentures” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“Indentures” means, collectively, (a) the Indenture dated as of November 18, 2010, with respect to the Borrower’s 6 ¾% Senior Notes due 2020, (b) the Indenture dated as of September 30, 2009, with respect to the Borrower’s 7 ½% Senior Notes due 2017, and (c) the Indenture dated as of March 18, 2014, with respect to the Borrower’s 5 ¼% Senior Notes due 2022.

1.4                               In the definition of “Term B Loan Commitment” in Section 1.01 of the Credit Agreement, the final sentence is amended to read as follows:

The aggregate amount of the Lenders’ Term B Loan Commitments as of the Amendment No. 3 Effective Date is $540,375,000.

1.5                               In the definition of “Term B Loan Maturity Date” in Section 1.01 of the Credit Agreement, “April 18, 2019” is replaced with “September 15, 2020”.

1.6                               In Sections 2.03 and 9.04 of the Credit Agreement, each reference to “Requisite Lenders” therein is replaced with “Requisite Revolving Lenders”.

1.7                               Section 2.05(a)(iii) of the Credit Agreement is amended in its entirety to read as follows:

(iii)                               Soft Call Protection.  If any prepayment with respect to the Term B Loan is made pursuant to this Section 2.05(a) or otherwise within twelve (12) months after the Amendment No. 3 Effective Date pursuant to a Repricing Transaction, the Borrower shall on the date of such prepayment pay to the Lenders holding a portion of the Term B Loan a prepayment premium equal to one percent (1.00%) of the principal amount of the Term B Loan so prepaid.

1.8                               Section 9.01(c) of the Credit Agreement is amended by adding the following proviso at the end of such Section:

; provided that any failure to comply with Section 8.12 shall not constitute an Event of Default with respect to the Term B Loan or any Add-On Term Loan until the date on which the Administrative Agent or the Requisite Revolving Lenders declare the Obligations to be immediately due and payable in accordance with the provisions of Section 9.03; and provided further that any breach of Section 8.12 may be waived from time to time by the Requisite Revolving Lenders pursuant to Section 11.01.

1.9                               Section 9.03 of the Credit Agreement is amended by adding the following proviso at the end of such Section:

; provided that, notwithstanding the foregoing, (x) in the case of an Event of Default as a result of non-compliance with Section 8.12, only the direction of the Requisite Revolving Lenders shall be required to exercise remedies pursuant to this Section 9.03 with respect to the Revolving Loans, Revolving Commitments, L/C Obligations and Swing Line Loans, (y) in the event that the Revolving Lenders (upon direction of the Requisite Revolving Lenders) have exercised their rights pursuant to the foregoing clause (x) of this proviso, (i) only the direction of the Requisite Term B Lenders shall be required for the Term B Lenders to exercise remedies pursuant to this Section 9.03 with respect to the Term B Loan following any non-compliance with Section 8.12 and (ii) only the direction of the Requisite Add-On Lenders shall be required for the Add-On Term Loan Lenders with respect to any given Add-On Term Loan to exercise remedies pursuant to this Section 9.03 with respect to such Add-On Term Loan following any non-compliance with Section 8.12.

1.10                        The penultimate proviso in Section 11.01 of the Credit Agreement is amended by replacing the “and” prior to clause (iv) with a comma and adding the following new clause (v) immediately following clause (iv):

and (v) only the consent of the Requisite Revolving Lenders shall be required to amend the definitions related to the financial covenants in Section 8.12, amend or waive the terms of the financial covenants in Section 8.12 or amend, waive, terminate or otherwise modify the financial covenants in Section 8.12 with respect to the occurrence of a Default or Event of Default.

1.11                        The final proviso in Section 11.01 of the Credit Agreement is amended by deleting “, subject to receipt of written consent of the Requisite Lenders,”.

Section 2.  Conditions Precedent to the Effectiveness of this Amendment.

This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived (the “Amendment No. 3 Effective Date”) by the Administrative Agent:

2.1                               Executed Counterparts and Direction Letters.  Receipt by the Administrative Agent of (a) this Amendment, duly executed by the Borrower, the Guarantors and the Administrative Agent and (b) the consent and direction letter to this Amendment from the Requisite Lenders, the Requisite Revolving Lenders and each Term B Lender that will hold a portion of the Term B Loan on and after the Amendment No. 3 Effective Date;

2.2                               Legal Opinions.  Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Amendment No. 3 Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent;

2.3                               No Default or Event of Default.  Immediately before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

2.4                               No Material Adverse Change.  There shall not have occurred a material adverse change since December 31, 2013 in the business, financial condition, affairs or results of operation of the Parent Guarantor and its Subsidiaries, taken as a whole;

2.5                               Litigation.  There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect;

2.6                               Organizational Documents, Resolutions, Etc.  Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(a)                                 copies of the Organizational Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Amendment No. 3 Effective Date, unless a secretary or assistance secretary of such Loan Party certifies to the Administrative Agent and the Lenders that there has been no change in such Organizational Documents from the copies thereof (certified to be true and complete by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization) previously delivered to the Administrative Agent in connection with the closing of the Credit Agreement or prior amendments;

(b)                                 such certificates of resolutions or other action, incumbency certificates and/or other certificates of authorized officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each authorized officer thereof authorized to act as an authorized officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(c)                                  evidence that each Loan Party is organized or formed and is validly existing, qualified to engage in business in its state of organization or formation and, in jurisdictions where such certifications may be obtained, in good standing.

2.7                               Senior Notes.  Receipt by the Administrative Agent of reasonably satisfactory evidence of the issuance of new senior notes pursuant to documentation reasonably satisfactory to the Administrative Agent, the proceeds of which will be used to refinance the Borrower’s 7 ½% senior notes due 2017.

2.8                               Fees and Expenses.  Receipt by the Administrative Agent, the Arrangers and the Lenders of any fees required to be paid on or before the Amendment No. 3 Effective Date.  Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Amendment No. 3 Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Section 3.  Representations and Warranties

On and as of the Amendment No. 3 Effective Date, after giving effect to this Amendment, the Loan Parties hereby represent and warrant to the Administrative Agent and each Lender as follows:

3.1                               this Amendment has been duly authorized, executed and delivered by each Loan Party and, assuming the due execution and delivery of this Amendment by each of the other parties hereto, constitutes the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally;

3.2                               each of the representations and warranties contained in Article VI of the Credit Agreement and in each other Loan Document is true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date);

3.3                               no Default or Event of Default has occurred and is continuing; and

3.4                               after giving effect to this Amendment, neither the modification of the Credit Agreement affected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment (a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

Section 4.  Fees and Expenses

The Borrower agrees to pay promptly (and in any event on the Amendment No. 3 Effective Date) after presentation of an invoice therefor all reasonable and documented out-of-pocket fees and expenses of the Joint Lead Arrangers (including the reasonable and documented fees and out-of-pocket expenses of Moore & Van Allen, PLLC) in connection with the preparation, negotiation, execution and delivery of this Amendment.

Section 5. Reference to the Effect on the Loan Documents

5.1                               As of the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof’ and words of like import), shall mean and be a reference to the Credit Agreement, as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 3 Effective Date;

5.2                               Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed;

5.3                               The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower, Lead Arranger or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein; and

5.4                               This Amendment is a Loan Document.

Section 6. Execution in Counterparts

This Amendment may be executed by the parties hereto in several counterparts (including by facsimile or other electronic imaging means (e.g., “.pdf” or “.tif”), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

Section 7. Governing Law

THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8. Headings

The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

Section 9. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 10. Severability

The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 11. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 12. Cross-References

References in this Amendment to any Section are, unless otherwise specified or otherwise required by the context, to such Section of this Amendment.

Section 13. Affirmations

13.1                        Each Loan Party signatory hereto hereby (a) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) executed by the undersigned and (b) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, in each case, as modified by this Amendment.

13.2                        Each Loan Party signatory hereto hereby reaffirms, as of the Amendment No. 3 Effective Date, (a) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated thereby, and (b) its guarantee of payment of the Obligations pursuant to the Guaranty and the Lien on the Collateral securing payment of the Obligations pursuant to the Security Documents.

13.3                        Each Loan Party signatory hereto hereby certifies that, as of the date hereof (both before and after giving effect to the occurrence of the Amendment No. 3 Effective Date), the representations and warranties made by it contained in the Loan Documents to which it is a party are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date).

13.4                        Each Loan Party signatory hereto hereby acknowledges and agrees that the acceptance by the Administrative Agent and each Lender shall not be construed in any manner to establish any course of dealing on the Administrative Agent’s or Lender’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.

13.5                        Each Loan Party signatory hereto hereby represents and warrants that, immediately after giving effect to this Amendment, each Loan Document, in each case as modified by this Amendment (where applicable), to which it is a party, assuming the due execution and delivery of such Loan Document as modified (where applicable) by each of the other parties thereto, continues to be a legal, valid and binding obligation of the undersigned, enforceable against such party in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

SPIRIT AEROSYSTEMS, INC.

By:	/s/ Mark Suchinski
Name:	Mark Suchinski
Title:	Vice President and Corporate Controller

SPIRIT AEROSYSTEMS HOLDINGS, INC.

By:	/s/ Mark Suchinski
Name:	Mark Suchinski
Title:	Vice President and Corporate Controller

SPIRIT AEROSYSTEMS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Mark Suchinski
Name:	Mark Suchinski
Title:	Treasurer

SPIRIT AEROSYSTEMS FINANCE, INC.

By:	/s/ Mark Suchinski
Name:	Mark Suchinski
Title:	Treasurer

SPIRIT AEROSYSTEMS INVESTCO, LLC

By:	/s/ Mark Suchinski
Name:	Mark Suchinski
Title:	Treasurer

SPIRIT AEROSYSTEMS NORTH CAROLINA, INC.

By:	/s/ Mark Suchinski
Name:	Mark Suchinski
Title:	Treasurer

SPIRIT AEROSYSTEMS OPERATIONS INTERNATIONAL, INC.

By:	/s/ Mark Suchinski
Name:	Mark Suchinski
Title:	Treasurer

SPIRIT AEROSYSTEMS, INC.

AMENDMENT NO. 3

SPIRIT DEFENSE, INC.

By:	/s/ Mark Suchinski
Name:	Mark Suchinski
Title:	Treasurer

SPIRIT AEROSYSTEMS, INC.

AMENDMENT NO. 3

Bank of America, N.A.,
as Administrative Agent and Collateral Agent, on behalf of itself and each Lender that has provided it with a duly executed consent and direction letter

By:	/s/ Kevin L. Ahart
Name:	Kevin L. Ahart
Title:	Vice President

SPIRIT AEROSYSTEMS, INC.

AMENDMENT NO. 3